                                                                   Exhibit 10.3

                                                                  EXECUTION COPY

                                 AMENDMENT NO. 1
                                       TO
                    ASSET PURCHASE AND CONSIGNMENT AGREEMENT

      AMENDMENT NO. 1 TO ASSET PURCHASE AND CONSIGNMENT AGREEMENT (this "Amendment"), is made and entered into as of January 29, 1998, by and among MCM LIMITED PARTNERSHIP, an Illinois limited partnership ("MCM"), ART RENAISSANCE, INC., a Delaware corporation ("ARI"), ART RENAISSANCE CHICAGO, INC., a Delaware corporation and wholly-owned subsidiary of ARI ("Sub"), and Eugene I. Schuster, a resident of the State of Michigan ("Schuster").

                              W I T N E S S E T H:

      WHEREAS, MCM, ARI and Sub are parties to that certain Asset Purchase and Consignment Agreement, dated as of May 31, 1997 (the "Original Agreement");

      WHEREAS, MCM, ARI and Sub desire to amend certain provisions of the Original Agreement as more particularly set forth herein; and

      WHEREAS, in consideration of, and a material inducement for, MCM's execution of this Amendment, Schuster has agreed to execute and deliver a Personal Guaranty in favor of MCM guaranteeing the full payment and performance of all debts and obligations of each of ARI and Sub under the Original Agreement, as amended hereby, and all agreements, instruments and documents contemplated thereby or hereby.

      NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Defined Terms. All capitalized terms which are used but not otherwise defined herein shall have the meanings specified in the Original Agreement.

      2. Agreement Regarding TBO's. Section 1.7 of the Original Agreement is hereby deleted in its entirety and the following shall be inserted in lieu thereof (provided, however, that all references to schedules shall refer to the corresponding schedules attached to the Original Agreement):

            1.7 Agreement Regarding TBO's. With respect to TBO's, the parties hereby agree as follows:

                  (a) Sub shall assume and retain responsibility for the
            administration and completion of each of the TBO's listed on
            Schedule 1.2(d) hereto, including, without limitation, remitting any remaining amounts due to vendors and/or artists, collecting amounts due from customers, paying any commissions due sales personnel, paying any Taxes, expenses or other charges related thereto, and providing, in a professional manner, any and all framing, shipping and related services as may be necessary to complete such TBO; and

                  (b) as soon as reasonably practicable hereafter, Sub shall pay to MCM $25,000 in immediately available federal funds in full satisfaction of any payment obligations of Sub to MCM in respect of TBO's, including, without limitation, any obligations under Section 1.7(c) of the Original Agreement.

      3. Agreement Regarding Consigned Inventory. With respect to the Consigned Inventory and the Consignment Fee and other payments payable by Sub to MCM pursuant to Section 2.2 of the Original Agreement, the parties hereby agree as follows:

            (a) Sub shall pay, or cause to be paid, to MCM in respect of the Consigned Inventory the amount of $350,000 less any amounts actually received by MCM from Sub during the period from November 1, 1997 through December 31, 1997, which amount shall be payable in immediately available federal funds as soon as reasonably practicable following the execution of this Amendment.

            (b) Section 2.1 of the Original Agreement is hereby deleted in its entirety and the following shall be inserted in lieu thereof (provided, however, that all references to schedules shall refer to the corresponding schedules attached to the Original Agreement):

                  2.1. Grant of Rights. Effective upon the date hereof and,
            except as provided in Sections 2.2(c) and (d), through August 31, 1999 (the "Consignment Period"), MCM hereby grants to Sub the sole and exclusive right, throughout the world, to offer and sell all or any item of inventory listed on Schedule 2.1 hereto (collectively, the "Consigned Inventory"). The Consigned Inventory shall remain in the possession of Sub, as consignee, on a consignment basis in accordance with the provisions of this Article II.

            (c) Section 2.2 of the Original Agreement is hereby deleted in its entirety and the following shall be inserted in lieu thereof (provided, however, that all references to schedules shall refer to the corresponding schedules attached to the Original Agreement):

            2.2 Consignment Fee: Take Down of Consigned Inventory

                  (a) Amount of Fee. In consideration for the rights granted by
            MCM to Sub in Section 2.1, MCM shall be entitled to receive an aggregate consignment fee of $2,150,000 (the "Consignment Fee"), which amount shall be payable in equal weekly installments (each, a "Weekly Payment") at the rate of $100,000 per month; provided, however, that the aggregate Weekly Payments for three (3) of the first six (6) months of calendar year 1998 shall be in the amount of $150,000 per month (such three (3) months to be selected in Sub's discretion). Each Weekly Payment shall be due and payable in immediately available federal funds during the Consignment Period until such time as the aggregate amount of Weekly Payments paid by Sub to MCM is equal to the Consignment Fee. Any Weekly Payment that is not paid when due shall bear interest from the date when due until such amount is paid in full, at an interest rate per annum, compounded monthly, which is equal to the lesser of (i) ten percent (10%) per annum and (ii) the highest rate allowable under applicable law.

                  (b) Take-Down of Consigned Inventory. Subject to the
            provisions of this Section 2.2(b), Sub shall have the right (but not the obligation) at any time after January 1, 1998, but not more than once per calendar quarter, to submit to MCM a written list (the "Take Down List") identifying all items of Consigned Inventory that Sub has either (i) sold since the date of the last Take Down List (or, with respect to the first Take Down List, since the date of the Original Agreement), or (ii) desires to acquire for its own account. Each Take Down List shall identify items of Consigned Inventory sold by Sub and/or which Sub desires to acquire for its own account as specifically as possible, including, as applicable, the artist's name, title, serial or other inventory tracking number, and the "Total Original Cost" (as listed on Schedule 2.1 hereto) of each item (it being agreed that the "Total Original Cost" for any item of Consigned Inventory purchased by MCM prior to January 1, 1996 shall be discounted by 35.12% (the "Aging Discount")). In addition, each Take Down List shall comply with the following provisions: (i) the aggregate Total Original Cost (after giving effect to the Aging Discount) for all items of Consigned Inventory included on such Take Down List shall not exceed the aggregate amount of Weekly Payments paid by Sub to MCM since the date of the prior Take Down List (or, with respect to the first Take Down List, the aggregate amount of payments actually received by MCM from Sub during the period from November 1, 1997 through the date hereof); (ii) at least two-thirds of the aggregate Total Original Cost

            (after giving effect to the Aging Discount) for all items of Consigned Inventory included on such Take Down List shall be attributable to items of Consigned Inventory sold by Sub and/or ARI to unaffiliated third party purchasers; and (iii) at least one-third of the aggregate Total Original Cost (after giving effect to the Aging Discount) for all items of Consigned Inventory included on such Take Down List shall be attributable to Consigned Inventory purchased by MCM prior to January 1, 1995; provided, however, that in the event that none of the remaining Consigned Inventory was purchased by MCM prior to January 1, 1995, then this clause (iii) shall cease to be applicable. To the extent that each Take Down List complies with the provisions of this Section 2.2(b), then the items of Consigned Inventory listed thereon shall cease to be Consigned Inventory hereunder and, as applicable, shall be deemed transferred to Sub.

                  (c) Remedies Upon Default: Termination of Consignment. In the
            event of a breach of or default by either of ARI or Sub in respect of any of their respective covenants, representations or warranties contained in this Agreement or in any of the other agreements, instruments, certificates of documents contemplated hereby or a breach of or default by Schuster under that certain Personal Guaranty, dated as of January 29, 1998, MCM may, in its sole discretion, either (i) terminate the provisions of the Article II regarding Consigned Inventory, in which event ARI and Sub agree that they shall promptly return (at their sole cost and expense) all Consigned Inventory to MCM and shall cooperate with MCM to effect the orderly termination of the consignment relationship created hereunder, or (ii) accelerate and declare the remaining unpaid balance of the Consignment Fee immediately due and payable, in which event Sub shall pay to MCM in full the remaining unpaid balance of the Consignment Fee in immediately available federal funds and, upon receipt thereof by MCM, title to all remaining Consigned Inventory shall be transferred from MCM to Sub and the provisions of this
            Article II shall terminate.

                  (d) Acceleration of Consignment Fee following an Organic
            Transaction. In the event of an Organic Transaction (as defined below), any remaining unpaid balance of the Consignment Fee shall become immediately due and payable by Sub to MCM and shall be paid in full by Sub to MCM in immediately available federal funds. Following such payment, title to all remaining Consigned Inventory shall be transferred from MCM to Sub and the provisions of this
            Article II shall terminate. For the purposes of this Section 2.2(d). an "Organic Transaction" means (i) the sale, lease, exchange, transfer or other disposition of all or substantially all of ARI's or Sub's assets to a person or group of persons; (ii) any merger, consolidation, refinancing, recapitalization, or other transaction or series of transactions that results in the holders of the issued and outstanding voting securities of either of ARI or Sub (including any affiliate of such holders) immediately prior to such transaction(s) owning or controlling less than a majority of the voting securities of the continuing or surviving entity immediately following such transaction(s); and/or (iii) any event, occurrence, or transaction or series of transactions following or as a result of which Schuster is no longer (A) a director of each of ARI and Sub,
            (B) the Chairman of the Board, Chief Executive Officer or President of each of ARI and Sub, and (C) the record and beneficial owner of the largest aggregate number of issued and outstanding shares of the capital stock of ARI.

            (d) Section 2.5 of the Original Agreement is hereby deleted in its entirety and the following shall be inserted in lieu thereof (provided, however, that all references to schedules shall be deemed to refer to schedules attached to the Original Agreement):

                  2.5 Insurance: Storage of Consigned Inventory. During the
            Consignment Period the Consigned Inventory will be stored only at the locations set forth on Schedule 2.5 hereto (collectively, the "Permitted Locations"). At all times from the date hereof through the later of the expiration of the Consignment Period and the full performance by Sub of its obligations under this Article II, Sub shall obtain and maintain, at its sole cost and expense, such casualty and other insurance as MCM shall require from one or more insurance carriers satisfactory to MCM, in an amount not less than the unpaid balance of the Consignment Fee plus $50,000. Each of such policies shall (a) name MCM as an additional named insured and loss payee; (b) provide that it may not be terminated or amended without thirty (30) days' prior written notice to MCM; and (c) provide that it is primary to any other valid and collectible insurance policies applicable to MCM and/or the Consigned Inventory and is not subject to contribution. From time to time at MCM's request hereafter, Sub shall deliver to MCM evidence that such insurance policies are in full force and effect, and a certificate of insurance naming MCM as an additional named insured and loss payee.

            (e) Section 2.6(a) of the Original Agreement is hereby deleted in its entirety and the following shall be inserted in lieu thereof:

                  (a) Title to the Consigned Inventory is reserved in MCM until sale of and payment in full to MCM with respect to the Consigned

            Inventory in accordance with the terms hereof or until such Consigned Inventory is deemed acquired and paid for by Sub pursuant to Section 2.2(b) hereof.

      4. Reaffirmation of Section 4.8. Each of Sub and ARI hereby reaffirms the representations and warranties contained in Section 4.8 of the Original Agreement with respect to the solvency of ARI and its Subsidiaries on and as of the date hereof.

      5. Indemnification by ARI and Sub. Section 8.2(a) is hereby deleted in its entirety and the following shall be inserted in lieu thereof:

                  (a) any inaccuracy or misrepresentation in or breach of any of the representations, warranties, covenants or agreements made by ARI and/or Sub in this Agreement or in any agreement, instrument, certificate or other document delivered by ARI and/or Sub pursuant to the provisions of this Agreement, or any inaccuracy or misrepresentation in or breach of any of the representations, warranties, covenants or agreements made by Schuster in that certain Personal Guaranty, dated as of January 29, 1998;

      6. Personal Guaranty of Schuster. In consideration of, and as a material inducement to, MCM's willingness to enter into this Amendment, Schuster agrees to execute and deliver concurrently herewith a Personal Guaranty, in form and substance satisfactory to MCM, in favor of MCM pursuant to which Schuster shall guaranty the full payment and performance of all debts and obligations of ARI and/or Sub under Section 2.2(a) of the Original Agreement, as amended hereby.

      7. Reaffirmation of Ancillary Documents. Each of ARI and Sub hereby reaffirms and confirms its obligations under each of the ancillary documents delivered in connection with the Original Agreement, including, without limitation, that certain Security Agreement, dated as of May 31, 1997, between MCM and Sub, that certain Pledge and Security Agreement, dated as of May 31, 1997, between MCM and ARI, and that certain Guaranty, dated as of May 31, 1997, of ARI in favor of MCM.

      8. Other Provisions Unchanged. Except as specifically amended hereby, all other terms and conditions of the Original Agreement shall remain in full force and effect.

      9. Severability. The parties hereto expressly agree that it is not the intention of any party hereto to violate any public policy, statutory or common laws, rules, regulations or decisions of any court, government or agency thereof. If any provision of this Amendment is judicially or administratively interpreted or construed as being in violation thereof, such provision shall be inoperative to the minimum extent necessary and the remainder of this Agreement shall remain binding upon the parties hereto.

      10. Further Assurances. At any time on or after the date hereof, the parties hereto shall each perform such acts, execute and deliver such instruments, assignments, endorsements and other documents and do all such other things consistent with the terms of this Amendment as may be reasonably necessary to accomplish the transactions contemplated by, or otherwise carry out the purposes of, this Amendment.

      11. Law to Govern. The validity, construction and enforceability of this Amendment shall be governed in all respects by the laws of the State of Illinois, without regard to its conflict of laws principles. The parties hereby irrevocable and unconditionally submit to the exclusive jurisdiction of the courts of Cook County in the State of Illinois and of the United States of America located in the City of Chicago, Illinois for any actions, suits or proceedings arising out of or relating to this Amendment and the transactions contemplated hereby and agree not to commence any action, suit or proceeding relating thereto except in such courts.

      12. Gender, Number and Headings. The masculine, feminine or neuter pronouns used herein shall be interpreted without regard to gender, and the use of the singular or plural shall be deemed to include the other whenever the context so requires. The headings in this Amendment are inserted for convenience of reference only and shall not be a part of or control or affect the meaning of this Amendment.

      13. Counterparts. This Amendment may be executed in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto executed this Amendment as of the date first written above.

                                       MCM:

                                       MCM LIMITED PARTNERSHIP, an Illinois
                                       limited partnership

                                       By:   HKL Investors, Inc., its General
                                             Partner


                                             By: /s/ Mark S. Hoplamazian
                                                 -------------------------------
                                                 Mark S. Hoplamazian
                                                 President


                                       ARI:

                                       ART RENAISSANCE, INC., a Delaware
                                       corporation

                                       By:   /s/ Eugene I. Schuster
                                             -----------------------------------
                                             Eugene I. Schuster
                                             Chief Executive Officer


                                       SUB:

                                       ART RENAISSANCE CHICAGO, INC., a
                                       Delaware corporation


                                       By:   /s/ Eugene I. Schuster
                                             -----------------------------------
                                             Eugene I. Schuster
                                             Chief Executive Officer

      The undersigned hereby joins in the execution and delivery of this Amendment solely for the purposes of binding himself to the provisions of
Section 6 hereof.

                                       /s/ Eugene I. Schuster
                                       -----------------------------------------
                                       Eugene I. Schuster, individually

                      [SIGNATURE PAGE TO AMENDMENT NO. 1 TO
                    ASSET PURCHASE AND CONSIGNMENT AGREEMENT]

                                                                  EXECUTION COPY

                                PERSONAL GUARANTY

      FOR VALUE RECEIVED, and in consideration of the willingness of MCM LIMITED PARTNERSHIP, an Illinois limited partnership (together with its successors and assigns, "MCM"), to enter into Amendment No. 1, dated as of January 29, 1998, to that certain Asset Purchase and Consignment Agreement, dated as of May 31, 1997 (as amended, the "Purchase Agreement"), among MCM, ART RENAISSANCE CHICAGO, INC., a Delaware corporation (together with its successors and assigns, "Sub"), and ART RENAISSANCE, INC., a Delaware corporation (together with its successors and assigns, "ARI"), the undersigned hereby absolutely, irrevocably and unconditionally personally guarantees the full and prompt payment when due, whether by acceleration or otherwise, and at all times thereafter, and the full and prompt performance, of all of Sub's and/or ARI's obligations to MCM under
Section 2.2(a) of the Purchase Agreement, howsoever created, arising or evidenced, whether direct or indirect, primary or secondary, absolute or contingent, joint or several, now or hereafter existing or due or to become due (including interest on any such amount whether accruing before or after any bankruptcy or insolvency proceeding involving Sub and/or ARI and, if interest on any portion of such obligations ceases to accrue by operation of law by reason of the commencement of such proceeding, including such interest as would have accrued on any such portion of such obligations if such proceeding had not commenced) (all of the foregoing obligations hereinafter referred to, collectively, as the "Liabilities"). Capitalized terms used but not defined herein shall have the meanings specified in the Purchase Agreement, as amended.

      The undersigned expressly guaranties, without limitation, the payment when due of all payments on, under or in respect of the Liabilities. The undersigned further agrees to pay all expenses (including reasonable attorneys' fees and legal expenses) paid or incurred by MCM in endeavoring to collect the Liabilities, or any part thereof, and in enforcing this Guaranty. For the purposes of this Guaranty, Liabilities shall include all of each of Sub's and ARI's obligations under Section 2.2(a) of the Purchase Agreement to MCM, notwithstanding any right or power of Sub and/or ARI or anyone else to assert any claim or defense as to the invalidity or unenforceability of any such obligation, and no such claim or defense shall affect or impair the obligations of the undersigned hereunder, provided, however, notwithstanding anything contained herein to the contrary, the maximum amount of the obligation of the undersigned to MCM shall not exceed $2,150,000, plus (i) interest on all amounts not paid when due pursuant to Section 2.2(a) of the Purchase Agreement, at an interest rate per annum, compounded monthly, which is equal to the lesser of (A) ten percent (10%) per annum, and (B) the highest rate allowable under applicable law, and (ii) all expenses (including reasonable attorneys' fees and legal expenses) paid or incurred by MCM in endeavoring to collect the Liabilities, or any part thereof, and in enforcing this Guaranty, less amounts actually received by MCM and applied by MCM to the payment of the Liabilities.

      The undersigned agrees that, in the event of the dissolution or insolvency of any of Sub, ARI or the undersigned, or the inability or failure of any of Sub, ARI or the undersigned to pay its or his debts as they become due, or an assignment by any of Sub, ARI or the undersigned for the benefit of creditors, or the commencement of any case or proceeding in respect any of Sub, ARI or the undersigned under any bankruptcy, reorganization, insolvency or similar laws and if such event shall occur at a time when any of the Liabilities may not then be due and payable, the undersigned will pay to MCM forthwith the full amount which would be payable hereunder by the undersigned if all Liabilities were then due and payable.

      The undersigned hereby represents and warrants to MCM that the undersigned has a minimum net worth of not less than $10 million, and covenants that, so long as any Liabilities remaining outstanding, the undersigned will maintain a minimum net worth of not less than $10 million. This Guaranty shall in all respects be a continuing, absolute and unconditional guaranty, and shall remain in full force and effect (notwithstanding, without limitation, the death of the undersigned or that, at any time or from time to time, all Liabilities may have been paid in full), until the date on which the Liabilities (including any extensions or renewals of any thereof) and all interest thereon and all expenses (including attorneys' fees and legal expenses) paid or incurred by MCM in seeking to collect the Liabilities, or any part thereof, and in enforcing this Guaranty shall have been finally and irrevocably paid in full.

      The undersigned further agrees that, if at any time all or any part of any payment theretofore applied by MCM to any of the Liabilities is or must be rescinded or returned by MCM for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of either of Sub or
ARI), such Liabilities shall, for the purposes of this Guaranty, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by MCM, and this Guaranty shall continue to be effective or be reinstated, as the case may be, as to such Liabilities, all as though such application by MCM had not been made.

      MCM may, from time to time at its sole discretion and without notice to the undersigned, take any or all of the following actions: (a) retain or obtain a lien upon or a security interest in any property to secure any of the Liabilities or any obligation hereunder; (b) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to the undersigned, with respect to any of the Liabilities; (c) extend or renew for one or more periods (regardless whether longer than the original period), alter or exchange any of the Liabilities, or release or compromise any obligation of the undersigned hereunder or any obligation of any nature of any other obligor (including, without limitation, Sub and ARI) with respect to any of the Liabilities; (d) release or fail to perfect its lien upon or security interest in, or impair, surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Liabilities or any obligation hereunder, or extend or renew for one or more periods (regardless whether longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property; and (e) resort to the undersigned for payment of any of the Liabilities, regardless whether MCM shall have resorted to any property securing any of the Liabilities or any obligation hereunder or shall have proceeded against any other obligor primarily or secondarily obligated with respect to any of the Liabilities.

      The undersigned waives all defenses, offsets and counterclaims with respect to this Guaranty and payment of the Liabilities. No act of commission or omission of any kind, or at any time, upon the part of MCM in respect to any matter whatsoever, shall in any way affect or impair this Guaranty. Any amounts received by MCM from whatsoever source on account of the Liabilities may be applied by MCM toward the payment of such of the Liabilities, and in such order of application, as MCM may from time to time elect.

      The undersigned hereby irrevocably waives any rights which he may acquire by way of subrogation under this Guaranty, by any payment made hereunder or otherwise, and any right of reimbursement and any right of salvage against the Company therefor and hereby further irrevocably waives, so long as any Liabilities remain outstanding, any and all claims the undersigned may have against Sub and/or ARI for any indebtedness of Sub and/or ARI to the undersigned now existing or hereafter incurred.

      The undersigned hereby expressly waives: (a) notice of MCM's acceptance of this Guaranty; (b) notice of the existence or creation or nonpayment of all or any of the Liabilities; (c) presentment, demand, notice of dishonor, protest, and all other notices whatsoever; and (d) all diligence in collection or protection of or realization upon the Liabilities or any thereof, any obligation hereunder, or any security for or guaranty of any of the foregoing.

      MCM may, from time to time at its sole discretion and without notice to the undersigned, assign or transfer any or all of the Liabilities or any interest therein; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Liabilities shall be and remain Liabilities for the purposes of this Guaranty, and each and every immediate and successive assignee or transferee of any of the Liabilities or of any interest therein shall, to the extent of such assignee's or transferee's interest in the Liabilities, be entitled to the benefits of this Guaranty to the same extent as if such assignee or transferee were MCM provided, however, that, unless MCM shall otherwise consent in writing, MCM shall have an unimpaired right, prior and superior to that of any such assignee or transferee, to enforce this guaranty for MCM's benefit as to those of the Liabilities which MCM has not assigned or transferred.

      No delay on MCM's part in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by MCM of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy; nor shall any modification or waiver of any of the provisions of this guaranty be binding upon MCM except as expressly set forth in a writing duly signed and delivered on MCM's behalf. No action of MCM permitted hereunder shall in any way affect or impair MCM's rights or the undersigned's obligations under this Guaranty. The undersigned's obligations under this Guaranty shall be absolute and unconditional irrespective of any circumstance whatsoever which might constitute a legal or equitable discharge or defense of the undersigned. The undersigned hereby acknowledges that there are no conditions to the effectiveness of this Guaranty.

      The undersigned hereby represents and warrants to MCM that the undersigned now has and will continue to have independent information concerning each of Sub's and ARI's affairs, financial condition and business. MCM shall not have any duty or responsibility to provide the undersigned with any credit or other information concerning either of Sub's or ARI's affairs, financial condition or business which may come into MCM's possession.

      The undersigned hereby further represents and warrants to MCM that: (a) the execution, delivery and performance of this Guaranty require no governmental, regulatory or other approval, (b) this Guaranty has been duly executed and delivered on the undersigned's behalf and is the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms except as such enforceability may be limited by (i) bankruptcy, insolvency or other laws limiting creditors rights generally, or (ii) general principles of equity, (c) the execution, delivery and performance of this Guaranty do not and will not contravene or conflict with any provision of (i) law applicable to the undersigned, or (ii) any judgment, decree or order of any court or governmental or administrative agency binding upon the undersigned, and do not and will not contravene or conflict with, or cause any Lien to arise under, any provision of any agreement or instrument binding upon the undersigned or any of his properties.

      This Guaranty shall be binding upon the undersigned and upon the undersigned's heirs, executors, administrators, representatives, successors and assigns; and all references herein to Sub, ART and the undersigned, respectively, shall be deemed to include any successor or successors, or assigns, whether immediate or remote, to Sub or ARI, and any heirs, representatives or assigns of the undersigned.

      This Guaranty has been delivered at Chicago, Illinois, and shall be construed in accordance with and governed by the laws of the State of Illinois, without regard to conflict of laws principles. Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under each law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

      The undersigned hereby submits to the nonexclusive jurisdiction of the United States Federal and State of Illinois courts located in Cook County, Illinois for all purposes of or in connection with this Guaranty, provided that nothing in this Guaranty shall affect MCM's right to bring any action or proceeding against the undersigned or its property in the courts of any other jurisdiction.

      The undersigned hereby consents to process being served in any suit, action or proceeding of the nature referred to above by the mailing of a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to his address shown opposite his signature hereto. The undersigned agrees that such service, to the fullest extent permitted by law, (i) shall be deemed in every respect effective service of process upon him in any such suit, action or proceeding and (ii) shall be taken and held to be valid personal service upon and personal delivery to him. Nothing herein shall affect MCM's right to serve process in any other manner permitted by law, or limit MCM's right to bring proceedings against the undersigned in the courts of any other jurisdiction.

      THE UNDERSIGNED HEREBY IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING (I) TO ENFORCE OR DEFEND ANY

RIGHTS UNDER OR IN CONNECTION WITH THIS GUARANTY, OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH, OR (II) ARISING FROM ANY DISPUTE OR CONTROVERSY IN CONNECTION WITH OR RELATED TO THIS GUARANTY, OR ANY SUCH AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

      SIGNED AND DELIVERED as of January 29, 1998.


                                      /s/ Eugene I. Schuster
                                      -----------------------------------
                                      EUGENE I. SCHUSTER

Address:

c/o Venture Funding, Ltd.
3011 West Grand Blvd.
Suite 321
Detroit, Michigan
Telephone:   (313) 871-3606
Facsimile:   (313) 873-4935